UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

American Locker Group Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-00439	16-0338330
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Regent Boulevard, Suite 200, DFW Airport, Texas 75261

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 329-1600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 25, 2012, the Company held its Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders voted upon two proposals. The proposals are described in detail in the Company’s definitive proxy statement filed on April 30, 2012. A brief description of the proposal and the final results of the votes for each matter follow.

1. The stockholders elected all seven director nominees to serve as members of the Company’s board of directors until the Company’s 2013 Annual Meeting of Stockholders and until his or her respective successor has been elected and qualified.

Nominee for Director	For	Withheld	Broker Non-Votes
Craig R. Frank	485,545	300,151	612,385
John E. Harris	593,171	192,525	612,385
Graeme L. Jack	600,171	185,525	612,385
Anthony B. Johnston	492,545	293,151	612,385
Paul B. Luber	769,100	16,596	612,385
Mary A. Stanford	548,269	237,427	612,385
Allen D. Tilley	600,171	185,525	612,385

2. The stockholders ratified the appointment of Travis Wolff, LLP as the independent auditor of the Company for the fiscal year ending December 31, 2012.

For	Against	Abstentions
1,022,770	301,437	73,874

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LOCKER GROUP INCORPORATED

By:	/s/ David C. Shiring
Name:	David C. Shiring
Title:	Chief Financial Officer

Date: May 31, 2012